SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                       FORM 8-K

                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of Earliest Event Reported) October 25, 1996
                                                       ---------------



                             AMERICAN ELECTROMEDICS CORP.
     -----------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



          Delaware                 0-9922              04-2608713
     ------------------       -----------------        ---------
     (State or other     (Commission File Number)      (IRS Employer
     jurisdiction of                                   Identification No.)
     Incorporation)

          13 Columbia Drive, Suite 18,  Amherst, New Hampshire       03031
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              (Address of principal executive offices)           (zip code)



          Registrant's telephone number, including area code     (603) 880 6300
                                                                 --------------
                                         N/A
     --------------------------------------------------------------------------
            (Former Name or Former Address, if changed since last report)

                                                              Page 1 of __ Pages
                                                         Exhibit Index on Page 3

                                     [PAGE BREAK]

     ITEM 5.  OTHER EVENTS.


               On October 25, 1996, American Electromedics Corp. ("the Registrant") completed a private placement (the "Placement") of 12 units (the "Units") at a price of $75,000 per Unit, or an aggregate Placement of $900,000, and received a $500,000 term loan (the "Term Loan"). Each Unit consisted of a $60,000 principal amount 14% Convertible Subordinated Debenture due October 31, 1999 (the "Debentures") and 20,000 shares of Common Stock, $.10 par value, or an aggregate of $720,000 principal amount of Debentures and 240,000 shares of Common Stock.

               The Debentures are convertible into Common Stock at $.75 per share upon or after the Debentures are called for redemption or the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the underlying shares of Common Stock, subject to customary anti-dilution provisions. The Company may call all or part of the Debentures at par, plus accrued interest, at any time after October 31, 1997. The Company is obligated to file a registration statement under the Act after the earlier of (i) March 31, 1997 or (ii) the Common Stock first being traded on the Nasdaq Small Cap Market. The Debentures contain various covenants upon the Registrant, including a restriction on the payment of cash dividends on its Common Stock.

               The net proceeds of the Placement and the Term Loan of approximately $1,210,000 will be used for general working capital purposes, including possible acquisitions and marketing.

               The Units were sold in a private placement under Regulation D of the Act to persons who represented that they are "accredited investors", as defined in Regulation D. The Debentures and the Common Stock included in the Units were not registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

               Simultaneously with the closing of the Placement, pursuant to a Loan Agreement, dated October 4, 1996, the Registrant received the Term Loan from Citizens Bank New Hampshire (the "Bank"). The Bank had conditioned the closing of the Term Loan on the Registrant receiving at least $700,000 from the issuance of subordinated debentures and/or capital stock. The Term Loan is repayable over five years, bears interest at an annual rate of prime plus 1/2%, and is guaranteed by the New Hampshire Business Finance Authority. The Bank had separately increased the Registrant's revolving line of credit to $400,000 from $300,000. The Term Loan and the credit line are secured by a lien on the Company's assets.
     The loan documents were filed as Exhibits 10.9.1-10.9.4 to the Registrant's Form 10-KSB for the fiscal year ended July 27, 1996.


     Item 7.  Financial Statements and Exhibits
             ----------------------------------
                                                                            Page
                                                                            ----

         (c)     4.   Form of 14% Convertible Subordinated Debentures,
                 due October 31, 1999.                                         5

            10.  Form of Unit Purchase Agreement (without exhibits
                  or schedules)                                               37

            99.  Press Release dated October 28, 1996                         48


                                     [PAGE BREAK]


                                      SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        American Electromedics Corp.
                                        ----------------------------
                                             (Registrant)


                                        By: /s/ Noel A. Wren
                                           ---------------------------------
                                                Noel A. Wren,
                                                President

     October 29, 1996